                   FOURTH AMENDMENT TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

Metropolitan Life Insurance Company, Variable Insurance Products Fund I and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated July 2nd, 1991, by doing the following:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Fourth Amendment be effective as of May 1, 2004.

METROPOLITAN LIFE INSURANCE COMPANY

By:     /s/ John Ryan
        ------------------------------
Name:   John Ryan
Title:  VP

VARIABLE INSURANCE PRODUCTS FUND I

By:     /s/ Christine Reynolds
        ------------------------------
        Christine Reynolds, Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:     /s/ Don Holborn
        ------------------------------
        Don Holborn
        Executive Vice President

                                  Schedule A
                                  __________

                               Company Accounts

                                         Date of Resolution of Company's Board
Name Of Account                          which Established the Account
---------------------------------------  -------------------------------------
Metropolitan Life Separate Account E     9/27/1983

Metropolitan Life Separate Account F     9/27/1983

Metropolitan Life Separate Account UL    12/13/1988

Metropolitan Life Separate Account DCVL  11/04/2003